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                                                                    EXHIBIT 99.1
[GRAPHIC OMITTED]
                                                                    NEWS RELEASE

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FOR IMMEDIATE RELEASE               CONTACT:          Jay R. LaMarche
                                                      Chief Financial Officer
                                                      (617) 494-0400

                                                      Jennifer LaVin
                                                      Bridge Communications
                                                      (212) 554-4158

             ARIAD ANNOUNCES EXTENSION OF THE EXPIRATION DATE OF ITS
                         COMMON STOCK PURCHASE WARRANTS

Cambridge, MA, May 18, 1999 -- ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced that the exercise deadline for its Common Stock Purchase Warrants has been extended from 5:00 p.m. New York City time on May 20, 1999 to 5:00 p.m. New York City time on December 30, 1999. The extension was effected by an amendment to the Warrant Agreement between ARIAD and the State Street Bank and Trust Company of Boston, Massachusetts, which acts as Warrant Agent for ARIAD's Common Stock Purchase Warrants.

All other terms of the Warrants remain unchanged. The Warrants are exercisable at $8.40 per share and are traded on the Nasdaq Market under the symbol: ARIAW.

ARIAD Pharmaceuticals (www.ariad.com) is a leader in the discovery and development of orally administered therapeutics based on signal transduction technology. ARIAD is developing diverse products in multiple businesses, including signal transduction inhibitors, gene and cell therapy (based on ARGENT(TM)) and functional genomics. ARIAD recently announced the successful completion of a Phase 1 human clinical trial on its small-molecule drug (AP1903) to treat graft-versus-host-disease (GvHD) using ARGENT(TM) in patients undergoing allogeneic bone marrow transplants.

Some of the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks and uncertainties regarding the success of the Company's operations, as well as risks and uncertainties relating to economic conditions, markets, products, competition, intellectual property, services and prices, key employees, future capital needs, dependence on our collaborators and other factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" in ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Securities Exchange Commission.



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